EXECUTION VERSION

THIRD AMENDMENT dated as of April 27, 2016 (this “Amendment”), in respect of the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 27, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among GRAFTECH INTERNATIONAL LTD. (“GrafTech”), GRAFTECH FINANCE INC. (“Finance”), GRAFTECH LUXEMBOURG I S.À.R.L., GRAFTECH LUXEMBOURG II S.À.R.L. (“Luxembourg Holdco”), GRAFTECH SWITZERLAND S.A. (“Swissco” and, together with Finance and Luxembourg Holdco, the “Borrowers”), the LC SUBSIDIARIES from time to time party thereto, the LENDERS and ISSUING BANKS from time to time party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, as an Issuing Bank and as Swingline Lender.
WHEREAS, the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein; and
WHEREAS, the Borrowers have requested that the Credit Agreement be amended as set forth below. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.
NOW THEREFORE, in consideration of the above premises and the agreements, provisions and covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:
SECTION 1.    Effective Date Amendments. Upon satisfaction of the conditions set forth in Section 3 below on the Effective Date, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 is amended by inserting in the appropriate alphabetical location the new defined terms:
““Cash Balance” shall mean, at any time, the aggregate amount of cash, Permitted Investments and other cash equivalent or short-term investments owned or held by GrafTech and the Subsidiaries at such time (for purposes of cash or investments denominated in a currency other than Dollars, using the US Dollar Equivalent of such cash and investments as reasonably determined by GrafTech as of the applicable date of determination).”
““Cure Right” shall have the meaning given such term in Article VII.”
““Engineered Solutions Disposition” shall mean a sale or other disposition of all or any substantial part of the assets included in GrafTech’s

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Engineered Solutions business segment, including through a sale or other disposition of Capital Stock of, or a merger or other transaction involving, any entity or entities holding such assets; provided that (a) each such sale or other disposition shall be for a consideration determined in good faith by the Board of Directors or senior management of GrafTech to be at least equal to the fair market value thereof and (b) all the consideration for such sale or other disposition shall be paid in the form of immediately available cash (it being understood that the assumption of ordinary course liabilities of GrafTech’s Engineered Solutions business segment by a purchaser of assets of GrafTech’s Engineered Solutions business segment shall not be deemed to be consideration for purposes of this clause (b)).”
““Financial Covenant Transition Date” shall mean the earlier of (a) March 31, 2019 and (b) the last day of the first four-fiscal-quarter period ending after the Third Amendment Effective Date for which EBITDA is greater than $75,000,000.”
““Loan Party Transfer Restriction” shall mean the requirement that immediately after giving effect to (a) any Investment by GrafTech or any Loan Party in any person that is not GrafTech or a Guarantor that is a Domestic Subsidiary or (b) any payment made in reliance on clause (D) of Section 6.09(d)(ii), the sum of (i) aggregate outstanding amount of Investments described in clause (a) above made on or after the Third Amendment Effective Date and (ii) the Net Debt Balance shall not exceed $150,000,000.”
““Net Debt Balance” shall mean, at any time, the difference, if positive, at such time between (a) the aggregate amount of payments made on or after the Third Amendment Effective Date in reliance on clause (D) of Section 6.09(d(ii) and (b) the sum, without duplication, of (i) the aggregate amount of dividends paid in cash by Subsidiaries that are not Guarantors that are Domestic Subsidiaries to GrafTech, Swissco, Luxembourg Holdco or any Guarantor that is a Domestic Subsidiary and (ii) the aggregate amount of loan proceeds advanced in cash on or after the Third Amendment Effective Date by Subsidiaries that are not Guarantors that are Domestic Subsidiaries to GrafTech, Swissco, Luxembourg Holdco or any Guarantor that is a Domestic Subsidiary.”
““Third Amendment Effective Date” shall have the meaning given such term in Section 3 of the Third Amendment in respect of this Agreement.”
(b)    The definition of “EBITDA” in Section 1.01 is amended by (i) deleting the word “and” immediately before clause (j) thereof, (ii) inserting immediately following clause (j) the following new clause “(k) cash restructuring costs during fiscal year 2016, in an aggregate amount not to exceed $5,000,000” and (iii) adding at the end of the definition the following sentence:

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“Notwithstanding the foregoing (but without duplication of any other adjustment referred to above), except for purposes of determining compliance with Section 6.11 for the four-fiscal-quarter period ended March 31, 2016, EBITDA will be calculated so as to eliminate all amounts relating to the operations of GrafTech’s Engineered Solutions business segment and any gain or loss from the Engineered Solutions Disposition.”
(c)    The definition of “Equity Proceeds” in Section 1.01 is amended and restated to read as follows:
““Equity Proceeds” shall mean Net Proceeds received by GrafTech from the issuance or sale by GrafTech after the Restatement Effective Date of any Capital Stock (other than Disqualified Stock) of GrafTech (other than sales of Capital Stock of GrafTech to directors, officers or employees of GrafTech, the Borrowers or any other Subsidiary in connection with permitted employee compensation and incentive arrangements and other than any such Net Proceeds received in connection with the exercise of any Cure Right).”
(d)    The definition of “General Debt Basket” in Section 1.01 is amended and restated to read as follows:
““General Debt Basket” shall mean $150,000,000.”
(e)    The definition of “Screen Rate” in Section 1.01 is amended by deleting the proviso at the end of the first sentence thereof and inserting the following new sentence at the end thereof:
“Notwithstanding the foregoing, if any Screen Rate would otherwise be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.”
(f)    The definition of “Senior Notes” in Section 1.01 is amended and restated to read as follows:
““Senior Notes” shall mean the 2012 Senior Notes.”
(g)    The Revolving Commitments shall be reduced by the amount that shall result in the aggregate amount of Revolving Commitments being equal to $225,000,000, with such reduction being made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.
(h)    The Swingline Commitments shall be reduced by the amount that shall result in the aggregate amount of Swingline Commitments being equal to $25,000,000, with such reduction being made ratably among the Swingline Lenders in accordance with their respective Swingline Commitments.
(i)    Section 2.02(c) is amended by inserting immediately before the phrase “Available Commitments” the word “unused”.

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(j)    Section 2.05(b) is amended by replacing the reference therein to “$50,000,000” with a reference to “$35,000,000”.
(k)    Section 2.11 is amended by (i) deleting the words “paragraph (i) of” in paragraph (d) thereof, (ii) replacing the reference in paragraph (d) thereof to “paragraph (b) of this Section” with a reference to “paragraph (b), paragraph (e) or paragraph (f) of this Section” and (ii) by adding at the end thereof the following new paragraphs (e) and (f):
“(e) In the event and on each occasion that any Net Proceeds are received by or on behalf of GrafTech or any Subsidiary in respect of any Engineered Solutions Disposition, then, within two Business Days after such Net Proceeds are received, (i) Finance shall prepay Term Loans in an amount equal to 40% of such Net Proceeds and (ii) the Borrowers shall prepay Revolving Loans and Swingline Loans in an aggregate amount equal to the lesser of (A) 60% of such Net Proceeds and (B) the aggregate amount of Revolving Loans and Swingline Loans then outstanding.
“(f) If, on any date, the Cash Balance exceeds $45,000,000 or, if on the last day of any fiscal quarter, the Cash Balance exceeds $30,000,000, in each case at a time when there are outstanding Revolving Loans or Swingline Loans, the Borrowers shall, not later than the second Business Day following such date, prepay Revolving Loans or Swingline Loans in an aggregate principal amount equal to the lesser of (i) an amount sufficient to eliminate such excess (after giving effect to any other borrowing or prepayment of Loans on or prior to the date of prepayment) and (ii) the aggregate principal amount of the Revolving Loans and Swingline Loans outstanding at such time.”
(l)    Section 2.20(a) is amended (i) by replacing the words “aggregate principal amount of outstanding Swingline Loans” with the words “Swingline Exposure” and (ii) by replacing the reference therein to “$35,000,000” with a reference to “$25,000,000”.
(m)    Section 2.21(c) is amended by inserting after the last sentence thereof the following new sentence:
“Subject to Section 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”
(n)    Section 4.02 is amended by (i) replacing the reference in the last sentence thereof to “paragraphs (a) and (b)” with a reference to “paragraphs (a), (b) and (c)” and (ii) inserting immediately after paragraph (b) thereof the following new paragraph (c):

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“(c) At the time of and immediately after giving effect to such Borrowing and the application of the proceeds thereof on the date of such Borrowing, the Cash Balance shall not exceed $45,000,000 or, if such Borrowing is made on the last day of any fiscal quarter, the Cash Balance shall not exceed $30,000,000.”
(o)    Section 5.04 is amended by (i) changing the designation of clause (o) thereof to be clause (r) and (ii) inserting immediately after clause (n) thereof and before the word “and” the following new clauses (o), (p) and (q):
“(o) within 30 days after the beginning of each fiscal quarter, a copy of an operating and capital expenditure budget of GrafTech on a consolidated basis for each fiscal quarter in the four-fiscal-quarter period commencing with such fiscal quarter;”
“(p) not less than 5 days prior to the beginning of each calendar month, a schedule showing for each of the 13 weeks commencing with the first full week of such month (i) projected Available Commitments minus projected aggregate Revolving Exposures, (ii) projected cash balances for GrafTech and the Domestic Subsidiaries and (iii) projected cash balances for the Foreign Subsidiaries;”
“(q) not less than 5 days prior to the beginning of each calendar month, a report providing an update on the sale process for GrafTech’s Engineered Solutions business segment;”
(p)    Article VI is amended and restated to be in the form set forth in Annex A hereto.
(q)    Article VII is amended by adding at the end thereof the following new paragraph:
“Notwithstanding anything to the contrary contained in this Article VII, in the event that GrafTech fails to comply with the requirements of the financial covenant set forth in Section 6.14, after the last day of any fiscal quarter and until the expiration of the tenth day after the date on which the compliance certificate is required to be delivered pursuant to Section 5.04(c), GrafTech shall have the right to issue Capital Stock (other than Disqualified Stock) for cash or otherwise receive cash contributions to the capital of GrafTech and apply the amount of the proceeds thereof to increase EBITDA with respect to such fiscal quarter (the “Cure Right”); provided that (a) such proceeds are actually received by GrafTech not later than ten days after the date on which the compliance certificate is required to be delivered pursuant to Section 5.04(c), (b) such proceeds added to EBITDA do not exceed the aggregate amount necessary to cure (by addition to EBITDA) (the “Cure Amount”) such Event of Default under Section 6.14 for the applicable period, and (c) the Cure Right shall not be exercised more than 2 times during the

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term of this Agreement. If, after giving effect to the foregoing adjustment, GrafTech is in compliance with the financial covenant set forth in Section 6.14, then GrafTech shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this paragraph may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 6.14 and shall not result in any adjustment to any amounts (including Indebtedness for purposes of calculating any ratio), other than the amount of the EBITDA referred to in the immediately preceding sentence. From and after the receipt by the Administrative Agent of a written notice from GrafTech that GrafTech intends to exercise a Cure Right with respect to a particular fiscal quarter and until the expiration of the tenth day after the date on which the compliance certificate is required to be delivered pursuant to Section 5.04(c) with respect to such fiscal quarter, neither the Administrative Agent nor the Required Lenders shall exercise any right under Article VII solely on the basis of an Event of Default having occurred and being continuing in respect of a failure to comply with the requirements of the financial covenant set forth in Section 6.14; provided that, during such period (until the Cure Amount has been received by GrafTech as provided above), a Default in respect of such failure to comply shall continue to exist for all other purposes of this Agreement and the other Loan Documents.”
(r)    Each reference in the Credit Agreement to (i) “Section 6.10 or 6.11” is hereby replaced with a reference to “Section 6.10, 6.11 or 6.14” and (i) “Sections 6.10 and 6.11” is hereby replaced with a reference to “Sections 6.10, 6.11 and 6.14”.
(s)    Article IX of the Credit Agreement is hereby amended by inserting the following new Section 9.23 at the end thereof:
“SECTION 9.23. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

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(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i)     a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(c) The following terms shall for purposes of this Section have the meanings set forth below:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
SECTION 2.    Representations and Warranties. Each of GrafTech and the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders, that:
(a) (i) the execution, delivery and performance of this Amendment by GrafTech and the Borrowers have been duly authorized by all corporate and stockholder action required to be obtained by GrafTech and the Borrowers and (ii) this Amendment has been duly executed and delivered by GrafTech and the Borrowers and constitutes the legal, valid and binding obligation of GrafTech and the Borrowers, enforceable against GrafTech and each Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b) on and as of the Effective Date, no Default or Event of Default has occurred and is continuing; and
(c) on and as of the Effective Date and after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date; provided that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” or by similar language shall be true and correct in all respects on such date.
SECTION 3.    Effectiveness. The amendments set forth in Section 1 shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:
(a) The Administrative Agent shall have received counterparts hereof duly executed and delivered by GrafTech, the Borrowers and the Required Lenders.
(b) The Administrative Agent shall have received, in immediately available funds, reimbursement or payment of all out-of-pocket expenses required

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to be reimbursed or paid by GrafTech, Finance or the Borrowers under the Credit Agreement or under Section 6 hereof.
(c) The Administrative Agent shall have received, in immediately available funds, for the account of each Lender that shall have delivered an executed counterpart of a signature page of this Amendment on or prior to 5:00 p.m., New York City time, on April 26, 2016, a consent fee in an amount equal to 0.10% of the sum of the aggregate amount of the Revolving Commitments of such Lender and the aggregate principal amount of the Term Loans of such Lender.
The Administrative Agent shall notify GrafTech and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 5.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.    Expenses. The Borrowers agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.
SECTION 7.    No Other Amendments; Confirmation. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute an amendment of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or an amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. On and after the Effective Date, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as amended by this Amendment. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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SECTION 8.    Headings. The Section headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

GRAFTECH INTERNATIONAL LTD.,
by	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President Finance, Chief Financial Officer and Treasurer

GRAFTECH FINANCE INC.,
by	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President & Treasurer

GRAFTECH LUXEMBOURG I S.À.R.L.,
by	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Attorney-in-Fact

GRAFTECH LUXEMBOURG II S.À.R.L.,
by	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Manager

GRAFTECH SWITZERLAND S.A.,
by	/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Attorney-in-Fact

[Signature Page to Amendment No. 3]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,
by	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[Signature Page to Amendment No. 3]

ACKNOWLEDGMENT AND CONSENT

Each of the Subsidiaries below in its capacity as a Guarantor hereby acknowledges and consents to this Amendment.

GRAFTECH GLOBAL ENTERPRISES INC.
GRAFTECH INTERNATIONAL HOLDINGS INC.
GRAFTECH INTERNATIONAL TRADING INC.
GRAFTECH TECHNOLOGY LLC
GRAFTECH NY INC.
GRAPHITE ELECTRODE NETWORK LLC
GRAFTECH SEADRIFT HOLDING CORP.
GRAFTECH DE LLC
GRAFTECH HOLDINGS INC.
SEADRIFT COKE L.P.
GRAFTECH USA LLC
FIBER MATERIALS INC.
as Guarantors,

by
/s/ Quinn J. Coburn
Name: Quinn J. Coburn
Title: Vice President and Treasurer

INTERMAT, as Guarantor,
By
/s/ David R. Loper
Name: David R. Loper
Title: President

[Signature Page to Amendment No. 3]

SIGNATURE PAGE

THIRD AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 27, 2015 OF GRAFTECH INTERNATIONAL LTD.

Name of Lender: Bank of America, N.A.

by
/s/ David H. Strickert
Name: David H. Strickert
Title: Managing Director

by

Name:
Title:

[Signature Page to Amendment No. 3]

SIGNATURE PAGE

THIRD AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 27, 2015 OF GRAFTECH INTERNATIONAL LTD.

Name of Lender: Banque Cantonale Vaudoise

by
/s/ Olivier Deurin
Name: Olivier Deurin
Title: Vice President

by1
/s/ Jonas Ramelet
Name: Jonas Ramelet
Title: AO

_____________________________________
1 For any Lender requiring a second signature line.

[Signature Page to Amendment No. 3]

SIGNATURE PAGE

THIRD AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 27, 2015 OF GRAFTECH INTERNATIONAL LTD.

Name of Lender: BNP Paribas

by
/s/ Pawel Zelezik
Name: Pawel Zelezik
Title: Vice President

by1
/s/ Richard Pace
Name: Richard Pace
Title: Managing Director

_____________________________________
1 For any Lender requiring a second signature line.

[Signature Page to Amendment No. 3]

SIGNATURE PAGE

THIRD AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 27, 2015 OF GRAFTECH INTERNATIONAL LTD.

Name of Lender: PNC Bank, National Association

by
/s/ Andrew Rutherford
Name: Andrew Rutherford
Title: Vice President

by1
________________________________
Name:
Title:

_____________________________________
1 For any Lender requiring a second signature line.

[Signature Page to Amendment No. 3]

SIGNATURE PAGE

THIRD AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 27, 2015 OF GRAFTECH INTERNATIONAL LTD.

Name of Lender: Santander Bank

by
/s/ W. Jay Reece III
Name: W. Jay Reece III
Title: Vice President

by1
________________________________
Name:
Title:

_____________________________________
1 For any Lender requiring a second signature line.

[Signature Page to Amendment No. 3]

ARTICLE VI
Negative Covenants
Each of GrafTech and the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired or been cash collateralized in accordance with Section 2.05(i) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, none of GrafTech and the Borrowers will, or will cause or permit any of the Subsidiaries to:
SECTION 6.01.    Indebtedness; Certain Hedges; Certain Equity Securities. (a) Incur, create, assume or permit to exist any Indebtedness or enter into any Interest/Exchange Rate Protection Agreement or Commodity Rate Protection Agreement, except:
(i)    Indebtedness that existed on the Third Amendment Effective Date and is set forth in Schedule 6.01, and (other than in the case of intercompany Indebtedness among GrafTech and other Loan Parties) extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof or add any new obligor in respect thereof;
(ii)    Indebtedness created under the Loan Documents;
(iii)    the Senior Notes and Permitted Senior Notes Refinancing Indebtedness, Guarantees of the foregoing by Finance or any Guarantor, and Indebtedness representing intercompany loans from GrafTech of the proceeds of the Senior Notes;
(iv)    Interest/Exchange Rate Protection Agreements and Commodity Rate Protection Agreements entered into in order to fix or cap the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness or to convert fixed rate obligations to floating rate obligations or to hedge against commodity price or currency fluctuations with respect to purchases and sales of goods and services in the ordinary course of business; provided, however, in each case, that such transactions shall be entered into to limit risks or control or reduce costs or expenses arising in the business of, or to reduce interest expense incurred by, the Subsidiaries that are party to such agreements (or, in the case of any such agreements entered into by GrafTech, arising in the business of or incurred by any Subsidiary) and not for the purpose of speculation;
(v)    Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker’s compensation, health, disability, retirement or other employee benefits or property, casualty or liability insurance to or for GrafTech, a Borrower or any other Subsidiary, pursuant to reimbursement or indemnification obligations to such person;
(vi)    Indebtedness of GrafTech or any Subsidiary to any Subsidiary; provided, however, that (A) Indebtedness of Luxembourg Parent, Luxembourg Holdco or Swissco or any Subsidiary that is not a Loan Party or that is an Excluded Foreign Loan Party that in each case is owed to any Loan Party other than an Excluded Foreign Loan Party (other than Indebtedness owed by any of Luxembourg Parent, Luxembourg Holdco or Swissco to any of Luxembourg Parent, Luxembourg Holdco or Swissco) is incurred in compliance with the Loan Party Transfer Restriction and is expressly permitted under Section 6.04(d)(ii), (j), (k), (l) or (m) and such Indebtedness shall be evidenced by promissory notes that are pledged under a Pledge Agreement and (B) Indebtedness of a Borrower, Swissco or any Subsidiary Loan Party that is owed to Luxembourg Parent, Luxembourg Holdco or Swissco or that is owed to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations of such Borrower, Swissco or such Subsidiary Loan Party on terms reasonably satisfactory to the Administrative Agent;
(vii)     Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with the permitted merger of such other Subsidiary with or into such Subsidiary or the permitted purchase of all or substantially all the assets of such other Subsidiary, and extensions, renewals and replacements of any such Indebtedness that are not created in contemplation of such transaction and do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof or add any new obligor in respect thereof;
(viii)    Indebtedness in respect of performance bonds, bid bonds, surety bonds, bank guarantees (other than bank guarantees supporting Indebtedness) and similar obligations and letters of credit (other than letters of credit supporting Indebtedness), in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and Indebtedness of GrafTech, a Borrower or any other Subsidiary in respect of appeal bonds and similar obligations, and in each case any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

(ix)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;
(x)    Indebtedness of a Subsidiary acquired after the Restatement Effective Date (or of a special purpose subsidiary formed after the Restatement Effective Date to acquire the assets and assume the Indebtedness of a business unit from Persons other than GrafTech or a Subsidiary) and Indebtedness of a person merged or consolidated with or into a Subsidiary after the Restatement Effective Date, which Indebtedness in each case exists at the time of such acquisition, formation, merger or consolidation into a Subsidiary and is not created in contemplation of such transaction and where such acquisition, formation, merger or consolidation is permitted by this Agreement, and extensions, renewals and replacements of any such Indebtedness that are not created in contemplation of the transaction and do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof or add any new obligor in respect thereof; provided, however, that such Indebtedness shall not exceed $100,000,000 for all such acquired or newly formed Subsidiaries at any time outstanding; provided, further, however, that, notwithstanding the foregoing, in the case of any such Indebtedness of a Subsidiary acquired (or a special purpose subsidiary formed to acquire the assets and assume the Indebtedness of a business unit) after the Third Amendment Effective Date, (A) such Indebtedness shall not be secured by any Lien on any asset of GrafTech or any other Subsidiary and (B) the aggregate principal amount of all such Indebtedness, taken together with all Indebtedness incurred in reliance on clause (xiii) below, at any time outstanding shall not exceed the General Debt Basket;
(xi)    [reserved];
(xii)    [reserved];
(xiii)    Indebtedness of GrafTech, Finance or any Guarantor that is a Domestic Subsidiary, and Guarantees by GrafTech, Finance or any Guarantor that is a Domestic Subsidiary of such Indebtedness, in an aggregate principal amount, taken together with all Indebtedness described in the further proviso of clause (x) above, at any time outstanding not to exceed the General Debt Basket; provided, however, that such Indebtedness shall not be secured by any Lien on any asset of GrafTech or any Subsidiary;
(xiv)    Supply Chain Arrangements;
(xv)    Cash Management Arrangements, Guarantees thereof by the Guarantors and other Subsidiaries and letters of credit and bank guarantees supporting such Cash Management Arrangements;

(xvi)     unsecured Indebtedness of any Foreign Subsidiary (other than Swissco), the proceeds of which are used solely for working capital purposes, in an aggregate principal amount for all such Foreign Subsidiaries taken together at any time outstanding not to exceed $15,000,000;
(xvii) unsecured Guarantees by GrafTech of Supply Chain Arrangements, of obligations incurred under the foregoing clause (iv), and of Indebtedness permitted by the foregoing clauses (v), (viii) and (ix), and (xvi);
(xviii) in the case of Luxembourg Holdco or Swissco, Cash Flow Notes;
(xix)     Indebtedness of GrafTech consisting of contingent liabilities or Indebtedness of the type referred to in the proviso contained in the definition of “Unrestricted Subsidiary” that existed immediately prior to the amendment of this Agreement on the Third Amendment Effective Date; and
(xx)    all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (i) through (xix) above.
Notwithstanding the foregoing, (A) the aggregate amount of Indebtedness (other than Indebtedness incurred in reliance on clause (vi)) of Subsidiaries that are not Guarantors (other than Luxembourg Parent, Luxembourg Holdco and Swissco) shall not at any time exceed $100,000,000 for all such Subsidiaries in the aggregate; and (B) Indebtedness of Swissco or Luxembourg Holdco of the type described in the foregoing clauses (v), (viii) and (ix) shall be permitted only to the extent incurred to finance or support the operations of Swissco or Luxembourg Holdco, but not the operations of any of their Affiliates.

(b)    In addition to the Indebtedness permitted to be incurred by it pursuant to the preceding paragraph (a), GrafTech may elect to receive any Restricted Payment permitted to be made to it under Section 6.06 by incurring intercompany Indebtedness to Seadrift, GrafTech USA, Holdings or any other directly owned Subsidiary of GrafTech.
(c)    Incur, create, assume or permit to exist any preferred Capital Stock (other than preferred Capital Stock of GrafTech that is not Disqualified Stock); provided, however, that preferred Capital Stock may be issued to the extent Indebtedness of the issuer thereof in a like amount (with the amount of any such preferred Capital Stock being deemed to be the liquidation preference thereof) could have been borrowed from the holder of such preferred Capital Stock in reliance on Section 6.01(a)(xiii); and such issuance shall be deemed to reduce the amount of Indebtedness otherwise permitted to be incurred in compliance with the further proviso of Section 6.01(x) or under Section 6.01(a)(xiii), as applicable, by the amount of the liquidation preference of such preferred Capital Stock.
SECTION 6.02.    Liens; Sales of Certain Assets. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer income or revenues (including any accounts receivable) or any right in respect thereof, except:
(a)    Liens on property or assets of GrafTech, the Borrowers and the other Subsidiaries existing on the Restatement Effective Date and set forth in Schedule 6.02; provided, however, that such Liens shall secure only those obligations which they secured on the Restatement Effective Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)(i)) and shall not subsequently apply to any other property or assets of GrafTech, a Borrower or any other Subsidiary (other than Investments in Unrestricted Subsidiaries);
(b)    any Lien created under the Loan Documents;
(c)    any Lien existing on any property or asset of any Subsidiary (x) prior to the acquisition of such property or asset by such Subsidiary or (y) prior to the acquisition of such Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of GrafTech, a Borrower or any other Subsidiary;
(d)    any Lien on any property or asset of a Subsidiary securing Indebtedness permitted by, and permitted to be secured by, Section 6.01(a)(x); provided, however, that such Lien does not apply to any other property or asset of such Subsidiary or of GrafTech, a Borrower or any other Subsidiary not securing such Indebtedness at the date of acquisition, formation, merger or consolidation (other than after acquired property of such Subsidiary subjected to a Lien securing

Indebtedness incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property);
(e)    Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $2,000,000 in the aggregate, or which are being contested in compliance with Section 5.03, or for property taxes on property that GrafTech, a Borrower or the affected Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;
(f)    carriers’, warehousemen’s, mechanic’s, materialmen’s, repairmen’s, service provider’s or other like Liens arising in the ordinary course of business and securing obligations that are not yet due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, GrafTech, a Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(g)    pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other worker’s compensation, unemployment insurance and other social security laws or regulations or in respect of health, disability, retirement or other employee benefits and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;
(h)    deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(i)    zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of GrafTech, a Borrower or any of the other Subsidiaries;
(j)    purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided, however, that (i) such security interests secure Indebtedness or Sale and Lease-Back Transactions permitted by Section 6.01 or 6.03, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, prior to or within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost (including capitalized interest on construction financing) of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or asset of a Borrower or any Subsidiary (other than to accessions to such real property, improvements or equipment; provided, however, that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);
(k)    Liens securing reimbursement obligations in respect of trade-related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;
(l)    Liens arising out of capitalized or operating lease transactions permitted under Section 6.03, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of GrafTech, a Borrower or any other Subsidiary in any material respect;
(m)    Liens consisting of interests of lessors under capital leases permitted by Section 6.01;
(n)    Liens securing judgments for the payment of money in an aggregate amount not in excess of $35,000,000 (or more so long as such excess is covered by insurance as to which the insurer has acknowledged in writing its obligation to cover), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;
(o)    any Lien arising by operation of law pursuant to Section 107(1) of CERCLA or pursuant to analogous state or foreign law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 5.03(a), or on property that a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property; provided, however, that the aggregate liability of GrafTech, the Borrowers and the other Subsidiaries with respect to the matters giving rise to all such Liens shall not, in the reasonable estimate of GrafTech (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $35,000,000;
(p)    any leases or subleases to other persons of properties or assets owned or leased by a Subsidiary;
(q)    Liens with respect to property or assets not constituting Collateral for any of the Obligations securing Cash Management Arrangements (and Guarantees, letters of credit and bank guarantees in respect thereof permitted under Section 6.01) entered into in the ordinary course of business;

(r)    Liens with respect to property or assets not constituting Collateral for any of the Obligations (i) securing Indebtedness incurred under Section 6.01(a)(v), (viii) or (ix) or Section 6.01(a)(xx) in respect thereof and in an aggregate outstanding principal amount at any time not to exceed $25,000,000 or (ii) securing obligations not constituting Indebtedness in an aggregate amount for all such obligations at any time not to exceed $35,000,000;
(s)    any Lien arising as a result of a transaction permitted under Section 6.05(h) or (i) or under Section 6.12, in each case attaching solely on an asset disposed of thereby;
(t)    the sale of (and Liens that may arise relating to) accounts receivable in connection with collection in the ordinary course of business;
(u)    the replacement, extension or renewal of any Lien permitted by clause (c), (d) or (j) above; provided, however, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided further, however, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by, and permitted to be secured by, this Agreement;
(v)    licenses of intellectual property (A) in the ordinary course of business that do not constitute dispositions of such intellectual property or (B) that constitute dispositions of such intellectual property made in accordance with Section 6.05;
(w)    Liens on machinery, equipment and construction in progress of Subsidiaries organized under the laws of Brazil securing obligations not constituting Indebtedness in an aggregate amount for all such obligations at any time not to exceed $5,000,000; and
(x)    Liens consisting of rights of first refusal, put/sale options and other customary arrangements with respect to, and restrictions on, the sale, pledge or other transfer of Capital Stock in persons in which not all the Capital Stock is owned by GrafTech, the Borrowers and the other Subsidiaries, in each case to the extent such Liens do not secure any Indebtedness.
Notwithstanding the foregoing, none of GrafTech and the Borrowers will create, incur, assume or permit to exist any Lien on any property or assets (including Capital Stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any income or revenues (including any account receivable) or any right in respect thereof, except any Lien created under the Loan Documents and Liens of the type described in paragraphs (a), (e), (f), (g), (h), (n), (o), (q), (r) or (s) above (and paragraph (u) in respect thereof) and Liens on any property or assets of an Unrestricted Subsidiary.

SECTION 6.03.    Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), other than any Sale and Lease-Back Transaction which involves a sale by a Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm’s-length transaction and which results in a Capital Lease Obligation or an operating lease, in either case entered into to finance a Capital Expenditure consisting of the initial acquisition or construction by such Subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction; provided, however, that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition or construction; and provided further that no Sale and Lease-Back Transaction shall be entered into on or after the Third Amendment Effective Date.
SECTION 6.04.    Investments, Loans, Advances and Acquisitions. Purchase, hold or acquire any Capital Stock, evidences of Indebtedness or other securities of (including any option, warrant or other right to acquire any of the foregoing), make or permit to exist any loans or advances to, Guarantee any obligations of, be liable in respect of any obligation under any Interest/Exchange Rate Protection Agreement or Commodity Rate Protection Agreement entered into to limit risks or to control costs or expenses arising in the business of another person or to convert fixed rate obligations of another person to floating rate obligations, or make or permit to exist any investment or any other interest in, any other person (including by means of a disposition of part but not all the Capital Stock of any Subsidiary under Section 6.05(i)), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other person constituting a business unit (each of the foregoing transactions, an “Investment”), except:
(a)    Investments (i) that existed on the Restatement Effective Date in the Capital Stock of the Subsidiaries; (ii) by GrafTech in the Capital Stock of any Domestic Subsidiary that is a Guarantor; (iii) by any Subsidiary Loan Party in any Subsidiary Loan Party (so long as (A) such person shall remain a Loan Party after giving effect to such Investment, (B) such person is not an Excluded Foreign Loan Party, (C) any such Investment in Luxembourg Holdco or Swissco (other than an Investment made by Luxembourg Parent, Luxembourg Holdco or Swissco) arising as a substantially contemporaneous consequence of the making of such Investment shall not be permitted under this paragraph (a) and must be permitted under another paragraph of this Section 6.04, and (D) such Investment is made in compliance with the Loan Party Transfer Restriction); (iv) by any Subsidiary that is not a Loan Party in any Subsidiary Loan Party or any Wholly Owned Subsidiary that is not a Loan Party (so long as such Loan Party shall remain a Loan Party or such Wholly Owned Subsidiary shall remain a Wholly Owned Subsidiary after giving effect to such Investment); and (v) if no Default or Event of Default exists or will exist immediately after giving effect to such Investment and if such Investment is made in compliance with the Loan Party Transfer Restriction, by any Excluded Foreign Loan Party in any Subsidiary Loan

Party or any Wholly Owned Subsidiary that is not a Loan Party (so long as such Loan Party shall remain a Loan Party or such Wholly Owned Subsidiary shall remain a Wholly Owned Subsidiary after giving effect to such Investment);
(b)    Permitted Investments and Investments that were Permitted Investments when made;
(c)    Investments arising out of the receipt by any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05; provided, however, that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreements to the extent required thereby;
(d)    (i) intercompany loans to a Borrower or Subsidiary Loan Parties that comply with Section 6.01 (including any requirement that such Indebtedness be permitted under one or more specified paragraphs of this Section 6.04) and with the Loan Party Transfer Restriction, and intercompany loans to GrafTech that comply with Section 6.06 and (ii) intercompany loans made in compliance with the Loan Party Transfer Restriction by Luxembourg Parent, Luxembourg Holdco or Swissco to Luxembourg Parent or the direct or indirect subsidiaries of Luxembourg Parent in an aggregate amount not to exceed (A) $50,000,000 with respect to the aggregate of such Investments made to any one direct or indirect subsidiary of Luxembourg Parent and (B) $100,000,000 with respect to the aggregate of such Investments made to all direct or indirect subsidiaries of Luxembourg Parent;
(e)    (i) loans and advances to employees of GrafTech, the Borrowers or the other Subsidiaries not to exceed $6,000,000 in the aggregate at any time outstanding (excluding up to $1,000,000 in loans existing on the Restatement Effective Date to former employees) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;
(f)    (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of GrafTech and the Subsidiaries;
(g)    Interest/Exchange Rate Protection Agreements and Commodity Rate Protection Agreements permitted pursuant to Section 6.01(a)(iv), and Cash Management Arrangements and Guarantees, letters of credit and bank guarantees in respect of Cash Management Arrangements permitted under Section 6.01 and Liens securing Cash Management Arrangements and Guarantees of Cash Management Arrangements permitted under Section 6.02(q);

(h)    Investments, other than Investments listed in paragraphs (a) through (g) of this Section, that existed on the Restatement Effective Date and are set forth on Schedule 6.04;
(i)    Investments resulting from pledges and deposits referred to in Section 6.02(g) or (h);
(j)    any Investment constituting a Permitted Subsidiary Investment made after the Restatement Effective Date; provided, that (i) either (A) the Leverage Ratio as of the last day of the most recent fiscal quarter of GrafTech for which financial statements have been delivered under Section 5.04(a) or (b) (recomputed on a pro forma basis after giving effect to such Investment as if such Investment had occurred on the first day of the relevant period for such computation) is less than or equal to 3.25 to 1.00 or (B) such Permitted Subsidiary Investment is a Permitted Acquisition and the amount of such Investment, taken together with the aggregate amount of all other Permitted Subsidiary Investments made pursuant to this clause (B) during the period after the Restatement Effective Date, shall not exceed $400,000,000, (ii) the Availability Condition shall be satisfied following such Investment and payment of all related costs and expenses and (iii) such Investment shall be made in compliance with the Loan Party Transfer Restriction;
(k)    any Investment made after the Restatement Effective Date constituting a Permitted Subsidiary Investment in a Subsidiary (or a business to become a Subsidiary after giving effect to such Investment) that is engaged in the business of manufacturing graphite electrodes or is otherwise engaged in the carbon, graphite, coke, anode, engineered solutions and/or thermal management business; provided, however, that (i) such Investment is made with Equity Proceeds received after the Restatement Effective Date and not more than two years prior to the date of such Investment and not otherwise used during such two-year period to make any Investment under this Section 6.04(k) or Section 6.04(m) and (ii) such Investment is made in compliance with the Loan Party Transfer Restriction;
(l)    any Investment made after the Restatement Effective Date constituting a Permitted Subsidiary Investment made with Available Disposition Proceeds; provided, however, that (i) the Availability Condition shall be satisfied following such Investment and payment of all related costs and expenses and after giving effect to any increase in the unused Available Commitments due to the making of such Investment, (ii) the aggregate amount of consideration paid in respect of Permitted Subsidiary Investments that are not Permitted Acquisitions and that are made in reliance on this paragraph (l) shall not exceed $50,000,000 and (iii) such Investment is made in compliance with the Loan Party Transfer Restriction;
(m)    any Investment in an Unrestricted Subsidiary made prior to the Third Amendment Effective Date or any Investment constituting a Permitted Subsidiary Investment made after the Restatement Effective Date in a person that is not a Subsidiary or is neither engaged in the business of manufacturing graphite electrodes nor is otherwise engaged in the carbon, graphite, coke, anode, engineered solutions and/or thermal management business; provided, however, in each case that (i) such Investment is made with Equity Proceeds received after the Restatement Effective Date and not more than 90 days prior to the date on which definitive documentation for such Investment is entered into and not otherwise used during such 90-day period to make any Investment under Section 6.04(k) or this Section 6.04(m) and (ii) such Investment is made in compliance with the Loan Party Transfer Restriction;
(n)    Investments in an Unrestricted Subsidiaries made prior to the Third Amendment Effective Date and Investments constituting Permitted Subsidiary Investments and in each case made (i) after the Restatement Effective Date with Capital Stock of GrafTech (other than Disqualified Stock) and (ii) in compliance with the Loan Party Transfer Restriction;
(o)    Guarantees by GrafTech of Supply Chain Arrangements and obligations of GrafTech, a Borrower or any other Subsidiary that do not constitute Indebtedness and in each case are entered into in the ordinary course of business;
(p)    any Guarantee by any Loan Party created under a Loan Document;
(q)    [reserved];
(r)    any cash Investment in an Unrestricted Subsidiary made after the Restatement Effective Date and prior to the Third Amendment Effective Date; provided that the aggregate amount of all such Investments made or held in Unrestricted Subsidiaries shall not exceed (net of return of capital of (but not return on) any such Investment) $30,000,000 at any time; and
(s)    Investments constituting intercompany loans to Finance and Luxembourg Holdco (i) of proceeds of Senior Notes and (ii) of proceeds of other Indebtedness to fund Investments made in reliance on Section 6.04(j)(B) prior to the Third Amendment Effective Date.
Notwithstanding the foregoing, under no circumstances shall (1) any Foreign Subsidiary own any of the Capital Stock of any Domestic Subsidiary (other than a Luxembourg Finance Subsidiary), or (2) GrafTech or any Loan Party make any Investment on or after the Third Amendment Effective Date in any person that is not GrafTech or a Guarantor that is a Domestic Subsidiary unless immediately after giving effect to such Investment GrafTech shall be in compliance with the Loan Party Transfer Restriction. For the avoidance of doubt, in the event and to the extent that substantially simultaneously with the making of any new Investment, the investor receives a return of capital in respect of an existing Investment in the same person in which such new Investment is being made, such new Investment will be deemed to be a continuation of such existing Investment for purposes of determining compliance with the provisions of this Section 6.04.

SECTION 6.05.    Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of, in one transaction or in a series of transactions, all or any substantial part of its assets, whether now owned or hereafter acquired (other than assets of GrafTech constituting an Unrestricted Subsidiary), or any Capital Stock of a Borrower or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:
the purchase and sale of inventory or license of intellectual property in the ordinary course of business by any Subsidiary, the sale of used or surplus equipment by any Subsidiary in the ordinary course of business, the acquisition of any asset of any person in the ordinary course of business or any purchase or sale of Permitted Investments in the ordinary course of business;
if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (i) the merger of any Subsidiary into or with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary (which shall be a Domestic Subsidiary if the non-surviving person shall be a Domestic Subsidiary, a Guarantor if the non-surviving person shall be a Guarantor (and a Loan Party that is not an Excluded Foreign Loan Party if the non-surviving person shall be a Loan Party that is not an Excluded Foreign Loan Party)), and no person other than GrafTech or a Wholly Owned Subsidiary receives any consideration, or (ii) the merger into or with a non-Wholly Owned Subsidiary of any person that is a wholly owned subsidiary of such non-Wholly Owned Subsidiary in a transaction in which the surviving entity is a Subsidiary in which GrafTech’s aggregate equity ownership percentage is no less than it was in such non-Wholly Owned Subsidiary immediately prior the effectiveness of such merger (which shall be a Domestic Subsidiary if the non-surviving person shall be a Domestic Subsidiary, a Guarantor if the non-surviving person shall be a Guarantor (and a Loan Party that is not an Excluded Foreign Loan Party if the non-surviving person shall be a Loan Party that is not an Excluded Foreign Loan Party)), and no person other than GrafTech, a Wholly Owned Subsidiary or such non-Wholly Owned Subsidiary receives any consideration;
Sale and Lease-Back Transactions permitted by Section 6.03;
Investments permitted by Section 6.04;
subject to Section 6.07 and to compliance with the Loan Party Transfer Restriction (with each sale, lease or other transfer being deemed to be an Investment in the amount of the fair market value of the asset subject to such sale, lease or transfer for purposes of determining compliance with the Loan Party Transfer Restriction), sales, leases or transfers (i) from any Subsidiary to a domestic Wholly Owned Subsidiary that is a Guarantor, (ii) from any Foreign

Subsidiary that is not a CFC (other than any Loan Party that is not an Excluded Foreign Loan Party) to any Foreign Wholly Owned Subsidiary that is not a CFC; (iii) from any Foreign Subsidiary that is a CFC to any Foreign Wholly Owned Subsidiary; (iv) constituting Permitted Subsidiary Transfers; or (v) constituting Permitted Subsidiary Investments made in reliance on Section 6.04(d), (j), (k), (l) or (m);
[reserved].
sales, leases or other dispositions of equipment, inventory, intellectual property or other assets of the Subsidiaries determined by the Board of Directors or senior management of GrafTech to be no longer useful or necessary in the operation of the business of GrafTech and the Subsidiaries;
any Engineered Solutions Disposition;
sales or other dispositions by any Subsidiary of assets (other than receivables, except to the extent disposed of incidentally in connection with a sale or other disposition otherwise permitted hereby), including Capital Stock of Subsidiaries, after the Third Amendment Effective Date for consideration in an aggregate amount during the period after the Third Amendment Effective Date not exceeding $25,000,000; provided, that:

(i)
each such sale or other disposition shall be for a consideration determined in good faith by the Board of Directors or senior management of GrafTech to be at least equal to the fair market value (if any) thereof;

(ii)
the aggregate amount of all non-cash consideration included in the proceeds of any such sale or other disposition may not exceed 25% of the fair market value of such proceeds; provided, however, that obligations of the type referred to in paragraphs (a) or (e) of the definition of “Permitted Investments” shall be deemed not to be non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale; and

(iii)	no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale or other disposition.
Notwithstanding any other provision herein, no sale may be made of the Capital Stock of (x) Holdings, Finance, Luxembourg Parent, Luxembourg Holdco, Swissco or GrafTech International Holdings or (y) any other Subsidiary, except in connection with the sale of all the outstanding Capital Stock of such Subsidiary that is held by GrafTech or any other

Subsidiary; provided, however, that a sale or disposition of less than all the Capital Stock of a Subsidiary may be made if (1) such Subsidiary is not a Loan Party (or, if no Default or Event of Default exists or will exist immediately after giving effect to such sale or disposition, such Subsidiary is an Excluded Foreign Loan Party), (2) if the Capital Stock of such Subsidiary was pledged pursuant to a Pledge Agreement, the Capital Stock of such Subsidiary not sold or otherwise disposed of shall remain subject to the Lien of a Pledge Agreement, and (3) such sale or other disposition of Capital Stock shall be treated as an acquisition of the remaining Capital Stock for purposes of Section 6.04 and shall be permitted under Section 6.04(j), (k), (l) or (m) and be in compliance with the Loan Party Transfer Restriction.
Notwithstanding the foregoing, no transaction may be effected in reliance on any of paragraphs (a) through (i) above if such transaction would constitute or result in an Excess Foreign Transfer.
Notwithstanding the foregoing, no sale or other disposition of all or any substantial part of the assets included in GrafTech’s Engineered Solutions business segment, whether direct or through a sale or other disposition of Capital Stock of, or a merger or other transaction involving, any entity or entities holding such assets, to any person that is not GrafTech or a Subsidiary may be effected in reliance on any provision of this Section 6.05 other than paragraph (h) above.
SECTION 6.06.    Dividends and Distributions. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    any Subsidiary may make any Restricted Payments to any Wholly Owned Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of such Subsidiary) based on their relative ownership interests);
(b)    any directly owned subsidiary of GrafTech may make any Restricted Payments to GrafTech in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses, fees and expenses associated with registration statements filed with the Securities and Exchange Commission and ongoing public reporting requirements, costs associated with activities of GrafTech permitted under Section 6.08(a) and Restricted Payments to fund Restricted Payments by GrafTech permitted under paragraph (d) below, in each case to the extent actually incurred by GrafTech;
(c)    [reserved];

(d)    GrafTech may make Restricted Payments (and directly owned subsidiaries of GrafTech may make Restricted Payments to GrafTech) to purchase or redeem shares of Capital Stock of GrafTech held by present or former directors, officers or employees of GrafTech or any Subsidiary or by any Plan upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, however, that the aggregate amount of such purchases or redemptions under this paragraph (d) shall not exceed $1,000,000 per calendar year which, if not used in any such year, may be carried forward to any subsequent calendar year; provided, however, that the aggregate amount of such purchases or redemptions that may be made pursuant to this paragraph (d) during the period after the Restatement Effective Date shall not exceed $3,000,000;
(e)    [reserved];
(f)    directly owned subsidiaries of GrafTech may make Restricted Payments to GrafTech of cash in order to fund payments in respect of Indebtedness of GrafTech permitted to be outstanding hereunder of amounts then due (other than as a result of the delivery of any notice of prepayment or redemption) in respect of such Indebtedness; and
(g)    [reserved].
SECTION 6.07.    Transactions with Affiliates. (a)Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Capital Stock of GrafTech, unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon terms no less favorable to GrafTech, such Borrower or such Subsidiary, as the case may be, than would obtain in a comparable arm’s-length transaction with a person which was not an Affiliate; provided, however, that the foregoing restriction shall not apply to the indemnification (including advancement of expenses) of directors, officers or employees of GrafTech, the Borrowers and the other Subsidiaries in accordance with customary practice.
(b)    The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment, retention, incentive, severance or retirement arrangements or stock option, ownership or purchase plans or compensation, retirement or benefit plans, programs or arrangements (including stock-based plans, programs or arrangements) for employees, officers or directors, (ii) loans or advances to employees of GrafTech, a Borrower or any other Subsidiary in accordance with Section 6.04(e), (iii) transactions (A) involving no party other than GrafTech, the Borrowers and Domestic Subsidiaries that are Guarantors, (B) not involving GrafTech, a Borrower or any Domestic Subsidiary that is a Guarantor, or (C) that are on terms no less favorable to GrafTech, the Borrowers and Domestic Subsidiaries that are Guarantors than would obtain in a comparable arm’s-length transaction with a person which was not an Affiliate, (iv) Permitted Subsidiary Transfers, (v) transactions pursuant to permitted agreements in existence on the Restatement Effective Date and set forth on Schedule 6.07, (vi) payments pursuant to the Tax Sharing Agreement, (vii) employment, consulting, retention, incentive, severance or retirement agreements entered into by GrafTech, a Borrower or any of the other Subsidiaries in the ordinary course of business and fees, payments, awards or grants pursuant thereto (viii) Restricted Payments permitted under Section 6.06, (ix) guarantee fees or similar payments in respect of any Guarantee Agreement, and (x) any grant of board nomination rights, registration rights or other governance rights or rights in respect of equity to any seller in connection with an acquisition notwithstanding that immediately following receipt of such rights the recipient shall have become an Affiliate of the granting person, provided that the recipient shall not have been an Affiliate of such person immediately prior to such grant.
SECTION 6.08.    Business of GrafTech, the Borrowers and the Subsidiaries. (a)In the case of GrafTech and the Subsidiaries (taken as a whole), (i) cease to engage in the business of manufacturing graphite electrodes or (ii) cease to be primarily engaged in the carbon, carbon fiber, graphite, coke and/or anode businesses; (b) in the case of GrafTech, engage at any time in any business or business activity other than (i) ownership of all the outstanding Capital Stock of Seadrift, GrafTech USA, and Holdings and any other directly owned Subsidiary of GrafTech together with activities directly related thereto, (ii) ownership of Unrestricted Subsidiaries together with activities directly related thereto, (iii) performance of its obligations under the Loan Documents, under intercompany Indebtedness and under Indebtedness incurred in accordance with Section 6.01(b) and Investments in Subsidiaries permitted by Section 6.04, (iv) actions necessary or appropriate to maintain its status as a corporation, as a parent holding company and as a public company and to preserve and assert its rights and protect and defend its interests and to perform its obligations under contracts to which it is a party, (c) in the case of Finance, own any Capital Stock of any person or engage at any time in any business activity other than (i) performance of its obligations under the Loan Documents, (ii) conducting treasury and cash management functions for GrafTech and the Subsidiaries consistent with past practices and (iii) activities necessary or appropriate to maintain its status as a corporation and to preserve and assert its rights and protect and defend its interests and (d) in the case of Luxembourg Parent, engage at any time in any business or business activity other than (i) the ownership of Capital Stock of its subsidiaries, (ii) performance of its obligations under the Loan Documents, (ii) conducting treasury and cash management functions for GrafTech and the Subsidiaries consistent with past practices and (iii) activities necessary or appropriate to maintain its status as a corporation and to preserve and assert its rights and protect and defend its interests.
SECTION 6.09.    Indebtedness and Other Material Agreements. (a)Directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of intercompany Indebtedness owed to GrafTech or directly or indirectly prepay or defease any such Indebtedness, except that payments in respect of intercompany Indebtedness owed to GrafTech may be made (i) in order to fund payments permitted to be made under Section 6.06, (ii) to the extent paid in common stock of the payor, (iii) to the extent that the amounts paid are substantially simultaneously contributed by GrafTech to a Loan Party in the form of a common equity contribution or (iv) in order to fund payments in respect of the Senior Notes or other Indebtedness permitted to be incurred by GrafTech under Section 6.01(a) and paid under paragraph (d) below.
(b)    Amend or modify in any manner adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be adverse to the Lenders), the certificate of incorporation, by‑laws or other organizational documents of GrafTech, a Borrower or any other Subsidiary.
(c)    Permit any Subsidiary to enter into any agreement or instrument which by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to a Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary, other than those in effect on the Restatement Effective Date and set forth on Schedule 6.09 (or replacements of such agreements on terms no less favorable to the Lenders) and those arising under any Loan Document.
(d)    Directly or indirectly, make or agree to pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of any Indebtedness , except:
(i)    payments of or in respect of Indebtedness created under the Loan Documents;
(ii)    payments of or in respect of (A) Indebtedness owed to GrafTech or any Guarantor that is a Domestic Subsidiary, (B) Indebtedness owed to Swissco or Luxembourg Holdco by Swissco or Luxembourg Holdco or any Subsidiary (other than a Guarantor that is a Domestic Subsidiary), (C) any Indebtedness owed by a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party or (D) any other Indebtedness owed to a Subsidiary, provided that immediately after giving effect to any such payment made in reliance on this clause (D) and the application of the proceeds thereof, GrafTech and the Subsidiaries shall be in compliance with the Loan Party Transfer Restriction;
(iii)    regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness prohibited by the subordination provisions thereof;
(iv)    refinancings of Indebtedness to the extent permitted under Section 6.01;

(v)    payments of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness in transactions permitted hereunder;
(vi)     [reserved];
(vii)     [reserved]; and
(viii) [reserved].
Notwithstanding the foregoing, no payment of or in respect of Indebtedness owed by any Loan Party to Luxembourg Parent, Luxembourg Holdco or Swissco or by any Loan Party to any Foreign Subsidiary may be made except and to the extent that an Investment in the amount of such payment could be made by the payor in the payee (and any such payment shall be deemed to be an Investment for purposes of determining compliance with Section 6.04).
SECTION 6.10.    Interest Coverage Ratio. Permit the ratio (the “Interest Coverage Ratio”) for any four fiscal quarter period ended on or after the Financial Covenant Transition Date of (a) EBITDA to (b) Cash Interest Expense to be less than the correlative ratio set forth below:

Fiscal Quarter Ending	Minimum Ratio
June 30, 2015	2.50:1.00
September 30, 2015 to March 31, 2017	1.50:1.00
June 30, 2017	1.75:1.00
September 30, 2017	2.00:1.00
December 31, 2017	2.25:1.00
March 31, 2018 and thereafter	2.50:1.00

SECTION 6.11.    GrafTech Senior Secured Leverage Ratio. Permit the ratio (the “GrafTech Senior Secured Leverage Ratio”) of (a) Senior Secured Debt as of the last day of any fiscal quarter ended on or prior to March 31, 2016, or on or after the Financial Covenant Transition Date to (b)  EBITDA for the four quarter period ended as of such day to be greater than the correlative ratio set forth below:

Fiscal Quarter Ending	Maximum Ratio
June 30, 2015	3.50:1.00
September 30, 2015	4.50:1.00
December 31, 2015	5.00:1.00
March 31, 2016 to June 30, 2016	5.75:1.00
September 30, 2016	5.50:1.00
December 31, 2016	5.25:1.00
March 31, 2017	5.00:1.00
June 30, 2017	4.50:1.00
September 30, 2017	3.75:1.00
December 31, 2017	3.50:1.00
March 31, 2018 and thereafter	3.00:1.00

SECTION 6.12.    Capital Stock of the Subsidiaries. Sell, transfer, lease or otherwise dispose of, or make subject to any subscription, option, warrant, call, right or other agreement or commitment of any nature, the Capital Stock of any Subsidiary, other than (a) pursuant to the Loan Documents or pursuant to a transaction permitted pursuant to Section 6.05, (b) in connection with transactions of the type described in Section 6.07(b)(i) or (vii) and (c) directors’ qualifying shares.
SECTION 6.13.    Swissco. Notwithstanding any provision to the contrary contained in this Agreement, Swissco shall not, without the prior written consent of the Administrative Agent, transfer to any Subsidiary (other than a Wholly Owned Subsidiary that is a Loan Party (other than an Excluded Foreign Loan Party)) any Capital Stock of any Subsidiary owned by it on the Restatement Effective Date, except in connection with the Engineered Solutions Disposition.

SECTION 6.14.    Minimum EBITDA. At any time after March 31, 2016 and prior to the Financial Covenant Transition Date, permit EBITDA for the four-fiscal-quarter period ending as of any date set forth in the chart below to be less than the correlative amount set forth below:

Fiscal Quarter Ending	Minimum EBITDA
June 30, 2016	($9,000,000)
September 30, 2016	($30,000,000)
December 31, 2016	($40,000,000)
March 31, 2017	($36,000,000)
June 30, 2017	($21,000,000)
September 30, 2017	($11,000,000)
December 31, 2017	($5,000,000)
March 31, 2018	$5,000,000
June 30, 2018	$15,000,000
September 30, 2018	$25,000,000
December 31, 2018	$35,000,000

SECTION 6.15.    Minimum Liquidity. At any time, permit the sum of (a) the total aggregate amount of Available Commitments then in effect minus the aggregate Revolving Exposures plus (b) the aggregate amount of cash, Permitted Investments and other cash equivalent or short-term investments owned or held by GrafTech and the Guarantors that are Domestic Subsidiaries at such time, to be less than $25,000,000.